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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217977

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 26, 2017)

1,860,465 Shares
Common Stock

UPLAND SOFTWARE, INC.

        Upland Software, Inc. is offering 1,860,465 shares of its common stock. Our common stock is quoted on The NASDAQ Global Market under the symbol "UPLD." The last reported sale price of our common stock on The NASDAQ Global Market on June 6, 2017 was $22.05 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

        We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

	Per Share	Total

Price to public	$21.50	$39,999,997.50

Underwriting discounts and commissions(1)	$1.29	$2,399,999.85

Proceeds, before expenses, to Upland Software, Inc.	$20.21	$37,599,997.65

(1)
See "Underwriting" for a description of the compensation payable to the underwriters.

        We have granted the underwriters a 30-day option to purchase up to an additional 279,069 shares of common stock at the public offering price less the underwriting discount.

        None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares on or about June 12, 2017.

Joint Book-Running Managers

Needham & Company	William Blair

Co-Manager

Canaccord Genuity

Prospectus Supplement dated June 7, 2017.

        You may rely on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you. Neither the delivery of this prospectus supplement nor the sale of common stock means that information contained in this prospectus supplement or the accompanying prospectus is correct after the date of this prospectus supplement. This prospectus supplement is not an offer to sell or the solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read this prospectus supplement and the accompanying prospectus together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        In this prospectus supplement, unless otherwise indicated or the context otherwise requires, we refer to Upland Software, Inc. as "Upland." The terms "we", "us" and "our" refer to Upland and all of its subsidiaries, unless otherwise indicated or the context otherwise requires.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain and incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including statements with regard to our ability to fund our operations, synergies, our future financing needs, potential future acquisitions and investments, including expected synergies therefrom, our pro forma financial results and the offering contemplated hereby and statements about industry trends and projected results in our industry, are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "target," "expects," "management believes," "we believe," "we intend," "we may," "we will," "we should," "we seek," "we plan," the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus supplement. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus supplement and the accompanying prospectus and in documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, any subsequent Quarterly Report on Form 10-Q and any Current Report on Form 8-K incorporated by reference herein, under the caption "Risk Factors," describe factors, among others, that could contribute to or cause these differences. Because the factors discussed in this prospectus supplement and the accompanying prospectus or incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

iii

SUMMARY

        This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, including especially the "Risk Factors" section, as well as the documents to which we have referred you under "Where You Can Find More Information" below, before making an investment decision.

 Our Company

        We provide cloud-based enterprise work management software. We define enterprise work management software as software that enables organizations to effectively plan, manage, and execute projects and work. Our software applications address enterprise work challenges in the following areas:

  •
  Project & Information Technology (IT) Management.  Enables users to manage their organization's projects, professional workforce, and IT costs.

  •
  Workflow Automation.  Enables users to automate document-intensive workflow business processes across their enterprise and supply chain.

  •
  Digital Engagement.  Enables users to more effectively engage with their customers, prospects, and community via the web and mobile technologies.

        Our subscription agreements are typically sold either on a per-seat basis or on a minimum contracted volume basis with overage fees billed in arrears, depending on the application being sold. Contract terms typically range from one to three years and are prepaid annually in advance. We service customers ranging from large global corporations and government agencies to small- and medium-sized businesses. We have more than 2,500 customers with over 250,000 users across a broad range of industries, including financial services, retail, technology, manufacturing, education, consumer goods, media, telecommunications, government, food and beverage, healthcare, and life sciences.

        Through a series of acquisitions and integrations, we have established a family of software applications under the Upland brand. To support continued growth, we intend to pursue acquisitions of complementary technologies, products and businesses. This will expand our product families, and customer base and market access resulting in increased benefits of scale. We will prioritize acquisitions within the product categories we currently serve, including Project & IT Management, Workflow Automation, and Digital Engagement.

        We completed our initial public offering in November 2014 and our common stock is listed on the NASDAQ Global Market ("NASDAQ") under the symbol "UPLD." We were incorporated in Delaware in 2010. Our principal executive offices are located at 401 Congress Avenue, Suite 1850, Austin, TX 78701, and our telephone number is (855) 944-7526.

 The Offering

Common stock offered by us	1,860,465 shares of common stock.
Common stock to be outstanding after this offering	20,300,178 shares of common stock (20,579,247 shares of common stock if the underwriters exercise the option discussed below in full).
Option to purchase additional shares

We have granted the underwriters an option to purchase up to an additional 279,069 shares at the public offering price less the underwriting discounts and commissions, which option may be exercised at any time in whole, or from time to time in part, on or before the 30th day following the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering to fund future acquisitions and for general corporate purposes. Please read "Use of Proceeds."
NASDAQ Global Market symbol	"UPLD."
Risk factors

See "Risk factors" beginning on page S-7 and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in shares of our common stock.

Voting rights	Each holder of our common stock is entitled to one vote per share on all matters to be voted on by stockholders.

        The number of shares of common stock that will be outstanding after this offering is based on 18,439,713 shares of common stock outstanding at June 5, 2017, does not include any securities convertible into or exercisable for common stock.

Summary Historical Consolidated Financial Information

        The following table sets forth our summary historical consolidated financial information for the periods indicated. We have derived the summary financial information for each of the years ended December 31, 2014 through December 31, 2016 from our audited consolidated financial statements. The audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 (the "Annual Report") are incorporated by reference herein. This summary financial information should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto contained in our Annual Report, which is incorporated herein by reference. See "Where you can find more information" and "Incorporation by reference."

	Year Ended December 31,
	2016	2015	2014
	(dollars in thousands, except share and per share data)
Consolidated Statements of Operations Data:
Revenue:
Subscription and support	$65,552	$57,193	$48,625
Perpetual license	1,650	2,805	2,787

Total product revenue	67,202	59,998	51,412

Professional services	7,565	9,913	13,162

Total revenue	74,767	69,911	64,574

Cost of revenue:
Subscription and support	22,734	19,586	14,042
Professional services	4,831	7,085	9,079

Total cost of revenue	27,565	26,671	23,121

Gross profit	47,202	43,240	41,453

Operating expenses:
Sales and marketing	12,160	12,965	14,670
Research and development	14,919	15,778	26,165
Refundable Canadian tax credits	(513)	(470)	(1,094)
General and administrative	18,286	18,201	13,561
Depreciation and amortization	5,291	4,534	4,310
Acquisition-related expenses	5,583	2,455	2,186

Total operating expenses	55,726	53,463	59,798

Loss from operations	(8,524)	(10,223)	(18,345)
Other expense:
Interest expense, net	(2,781)	(1,858)	(1,951)
Other income (expense), net	(678)	(544)	101

Total other expense	(3,459)	(2,402)	(1,850)

Loss before provision for income taxes	(11,983)	(12,625)	(20,195)
Provision for income taxes	(1,530)	(1,039)	78

Net loss	$(13,513)	$(13,664)	$(20,117)

Preferred stock dividends and accretion	—	—	(1,524)

Net loss attributable to common shareholders	$(13,513)	$(13,664)	$(21,641)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.82)	$(0.91)	$(4.43)
Weighted-average common shares outstanding, basic and diluted	16,472,799	14,939,601	4,889,901

	December 31,
	2016	2015	2014
	(dollars in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$28,758	$18,473	$30,988
Property and equipment, net	4,356	6,001	3,930
Intangible assets, net	28,512	31,526	34,751
Goodwill	69,097	47,422	45,146
Total assets	150,588	122,414	135,686
Deferred revenue	23,799	19,939	21,376
Total liabilities	91,575	62,144	64,289
Total stockholders' equity (deficit)	59,013	60,270	71,397

	Year Ended December 31,
	2016	2015	2014
	(dollars in thousands, except %)
Other Financial Data:
Annualized recurring revenue value at year-end(1)	$63,968	$58,918	$56,800
Annual net dollar retention rate(2)	95%	90%	96%

Adjusted EBITDA(3)	$12,616	$4,143	$4,213

(1)
Annualized recurring revenue value at year-end.    The value as of December 31 equals the monthly value of our recurring revenue contracts measured as of December 31 multiplied by 12. This measure excludes the revenue value of certain uncontracted overage fees and on-demand service fees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Key Metrics" in our Annual Report for additional discussion of this key metric.

(2)
Annual net dollar retention rate.    We define annual net dollar retention rate as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Key Metrics" in our Annual Report for additional discussion of this key metric.

(3)
Adjusted EBITDA.    We monitor our Adjusted EBITDA to help us evaluate the effectiveness and efficiency of our operations. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue. Prior to the filing of our Annual Report, we did not include purchase accounting adjustments for deferred revenue as a component of Adjusted EBITDA, and as such, the prior year Adjusted EBITDA amounts presented herein have been recast to reflect the inclusion of purchase accounting adjustments for deferred revenue.

        The following table presents a reconciliation of net loss to Adjusted EBITDA:

	Year Ended December 31,
	2016	2015	2014
	(dollars in thousands)
Net Loss	$(13,513)	$(13,664)	$(20,117)
Depreciation and amortization expense	9,794	8,451	7,457
Interest expense, net	2,781	1,858	1,951
Other expense (income), net	678	544	(101)
Provision for (benefit from) income taxes	1,530	1,039	(78)
Stock-based compensation expense	4,333	2,741	1,077
Acquisition-related expense	5,583	2,455	2,186
Stock-based compensation expense—related party vendor	—	—	11,220
Nonrecurring litigation expense	25	406	256
Purchase accounting deferred revenue discount	1,405	313	362

Adjusted EBITDA	$12,616	$4,143	$4,213

        We believe that Adjusted EBITDA provides useful information to management, investors and others in understanding and evaluating our operating results for the following reasons:

  •
  Adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

  •
  our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, in the preparation of our annual operating budget, as a measure of our operating performance, to assess the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance because Adjusted EBITDA eliminates the impact of items that we do not consider indicative of our core operating performance; and

  •
  Adjusted EBITDA provides more consistency and comparability with our past financial performance, facilitates period-to-period comparisons of our operations and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

        Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. The use of Adjusted EBITDA as an analytical tool has limitations such as:

  •
  depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect cash requirements for such replacements; however, much of the depreciation and amortization currently reflected relates to amortization of acquired intangible assets as a result of business combination purchase accounting adjustments, which will not need to be replaced in the future;

  •
  Adjusted EBITDA may not reflect changes in, or cash requirements for, our working capital needs or contractual commitments;

  •
  Adjusted EBITDA does not reflect the potentially dilutive impact of stock-based compensation;

  •
  Adjusted EBITDA does not reflect interest or tax payments that could reduce cash available for use; and

  •
  other companies, including companies in our industry, might calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as comparative measures.

        Because of these limitations, you should consider Adjusted EBITDA together with other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

RISK FACTORS

        An investment in our common stock involves a significant degree of risk. You should carefully consider the following risk factors regarding the common stock and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report and any subsequent Quarterly Report on Form 10-Q under the heading "Risk Factors", together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to purchase shares. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our financial condition and business operations. If any of the following risks actually occurs, our business's financial condition and operating results would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in those forward-looking statements. See "Forward-Looking Statements."

Risks Related to the Common Stock

The market price of our common stock may be volatile, which could result in substantial losses for investors.

        The market price of our common stock could be subject to significant fluctuations. Some of the factors that may cause the market price of our common stock to fluctuate include:

  •
  actual or anticipated changes in the estimates of our operating results that we provide to the public and our failure to meet these projections;

  •
  price and volume fluctuations in the overall equity markets from time to time;

  •
  significant volatility in the market price and trading volume of comparable companies;

  •
  changes in the market perception of enterprise work management software generally or in the effectiveness of our applications in particular;

  •
  our ability to successfully consummate and integrate acquisitions;

  •
  impact of acquisitions on our liquidity and financial performance;

  •
  disruptions in our services due to computer hardware, software or network problems;

  •
  announcements of technological innovations, new products, strategic alliances or significant agreements by us or by our competitors;

  •
  announcements of new customer agreements or upgrades and customer downgrades or cancellations or delays in customer purchases;

  •
  litigation involving us;

  •
  new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

  •
  changes in accounting standards, policies, guidance, interpretations or principles applicable to us;

  •
  investors' general perception of us;

  •
  changes in analyst recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

  •
  recruitment or departure of key personnel;

  •
  sales of our common stock by us or our stockholders;

  •
  fluctuations in the trading volume of our shares or the size of our public float; and

  •
  general economic, legal, industry and market conditions and trends unrelated to our performance.

        In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our stock price, we may become the target of securities litigation in the future. If we were to become involved in securities litigation, it could result in substantial costs, divert management's attention and resources from our business and adversely affect our business.

If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, if they publish negative evaluations of our stock, or if we fail to meet the expectations of analysts, the price of our stock and trading volume could decline.

        The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If few analysts commence coverage of us, the trading price of our stock would likely decrease if one or more of the analysts covering our business downgrade their evaluation of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline. Furthermore, if our operating results fail to meet analysts' expectations our stock price would likely decline.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to fall.

        The price of our common stock could decline if there are substantial sales of our common stock in the public stock market. Certain of our stockholders have rights, subject to some conditions, to require us to file registration statements or to include such shares in registration statements that we may file for ourselves or other stockholders. We also have registered shares of common stock that we may issue under our stock-based compensation plans, which can be freely sold in the public market upon issuance, subject to the lock-up agreements and the restrictions imposed on our affiliates under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

Our existing directors, executive officers and principal stockholders have substantial control over us, which could limit your ability to influence the outcome of key transactions, including a change of control.

        As of June 5, 2017, our directors, executive officers, principal stockholders and their affiliates beneficially owned or controlled, directly or indirectly, a majority of our outstanding common stock. As a result, these stockholders, acting together, could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, our investors may never receive a return on their investment.

        We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, our ability to pay cash dividends is currently limited by the terms of our existing loan facility, which prohibits our payment of dividends on our capital stock without prior consent, and any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

Anti-takeover provisions in our amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of Delaware law, might discourage, delay or prevent a change in control of our company or changes in our board of directors or management and, therefore, depress the trading price of our common stock.

        Provisions in our certificate of incorporation and bylaws, as amended and restated, will contain provisions that may depress the market price of our common stock by acting to discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove members of our board of directors or our management. These provisions include the following:

  •
  our certificate of incorporation provides for a classified board of directors with staggered three-year terms so that not all members of our board of directors are elected at one time;

  •
  directors may be removed by stockholders only for cause;

  •
  our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

  •
  special meetings of our stockholders may be called only by our board of directors, chairperson of our board of directors, chief executive officer or president, which limits the ability of stockholders to take certain actions without an annual meeting of stockholders;

  •
  our stockholders may not act by written consent unless the action to be effected and the taking of such action by written consent are approved in advance by our board of directors and, as a result, a holder, or holders, controlling a majority of our capital stock would generally not be able to take certain actions without holding a stockholders' meeting;

  •
  our certificate of incorporation prohibits cumulative voting in the election of directors. This limits the ability of minority stockholders to elect director candidates;

  •
  stockholders must provide timely notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at an annual meeting of stockholders and, as a result, these provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of us; and

  •
  our board of directors may issue, without stockholder approval, shares of undesignated preferred stock, making it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

        As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock from engaging in certain business combinations with us.

        Any provision of our certificate of incorporation and bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock. The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our management might apply the proceeds of this offering in ways that do not increase the value of your investment.

        Our management will have broad discretion as to the use of the net proceeds of this offering and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply the net proceeds of this offering in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it would adversely affect the market price of our common stock. For more information on our management's planned use of proceeds, please read "Use of Proceeds" elsewhere in this prospectus supplement. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future sales of our common stock, or the possibility or perception in the public markets that these sales may occur, could depress our stock price.

        Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, could substantially decrease the market price of our common stock. Substantially all of the shares of our common stock are available for resale in the public market, other than shares held by our "affiliates," which are subject to certain restrictions and limitations set forth in Rule 144 of the Securities Act. Registration of the sale of these shares of our common stock would permit their sale into the market immediately. Upon registration of any of these shares for resale, the market price of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

        We, our executive officers and directors and certain of our stockholders have agreed, subject to certain exceptions, not to dispose of or hedge any of the shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement. The representative of the underwriters may, in its sole discretion, release any of these shares from these restrictions. See "Underwriting."

        After the expiration of the lock-up period, shares subject to the lock-up agreements may be sold in the public market, subject to prior registration or qualification for an exemption from registration, including, in the case of shares held by affiliates, compliance with the volume restrictions and other securities laws. To the extent that any of these stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market after the contractual lock-ups and other legal restrictions on resale discussed in this prospectus supplement lapse, the trading price of our common stock could decline significantly.

Our actual operating results may differ significantly from our guidance.

        From time to time, we may release guidance regarding our future performance that represents our management's estimates as of the date of release. This guidance, which may consist of forward-looking statements, is prepared by our management and is qualified by, and subject to, the assumptions and the other information contained or referred to in the release. Neither our independent registered public accounting firm nor any other independent expert or outside party compiles or examines the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

        Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We sometimes state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

        Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the further in the future that the data is forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it.

        Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this prospectus supplement could result in the actual operating results being different than the guidance, and such differences may be adverse and material.

We may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

        We have disclosed, and may from time to time disclose or announce, potential synergies that may be obtained in the future as a result of closed and pending acquisitions, including measures of revenue and profitability that give effect to potential synergies. Our determination of potential synergies (and such measures of revenue and profitability) is based upon various assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, and are based upon specific assumptions with respect to future business decisions, some of which will change. We cannot guarantee that we will necessarily generate all of the anticipated synergies from acquisitions. All disclosures regarding synergies (and any related measures of revenue and profitability) should be reviewed together with the "Risk Factors" included in and incorporated by reference into this prospectus supplement.

If securities analysts do not continue to publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

        We expect that the trading price of our common stock may be affected by research or reports that industry or financial analysts publish about our business. If one or more of the analysts who cover us downgrade their evaluations of our common stock, the price of our stock could decline. If one or more of these analysts cease coverage of our company, we could lose visibility in the market for our common stock, which in turn could cause our stock price to decline.

Additional issuances of equity securities would dilute the ownership of our existing stockholders and could reduce our earnings per share.

        We may issue equity securities in the future in connection with capital raisings, acquisitions, strategic transactions or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

We are an "emerging growth company," and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

        We are an "emerging growth company," as defined in the JOBS Act and, for as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies including, but not limited to: not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and to obtain stockholder approval of any golden parachute payments not previously approved. We may take advantage of these provisions until such time that we are no longer an "emerging growth company." We will cease to be an "emerging growth company" upon the earliest of the first fiscal year following the fifth anniversary of the consummation of our initial public offering; the first fiscal year after our annual gross revenue is $1 billion or more; the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or the date on which we are deemed to be a "large accelerated filer" as defined in the Securities Exchange Act of 1934, or the Exchange Act. To the extent we take advantage of any of these reduced reporting burdens in this Annual Report or in future filings, the information that we provide our security holders may be different than you might get from other public companies in which you hold equity interests. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

        Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We are choosing to "opt out" of such extended transition period, however, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. The requirements of being a public company may strain our resources and divert management's attention.

Changes in accounting standards may adversely affect our financial statements.

        We cannot predict the impact that future changes in accounting standards or practices may have on public companies in general, the energy industry or our operations specifically. New accounting standards could be issued that could change the way we record revenues, expenses, assets and liabilities. These changes in accounting standards could adversely affect our reported earnings or could increase reported liabilities.

If we experience difficulties with outsourcing and similar third-party relationships, our ability to conduct our business might be negatively impacted.

        We outsource certain business and administrative functions and rely on third parties to perform certain services on our behalf. We may do so increasingly in the future. If we fail to develop and implement our outsourcing strategies or our third-party providers fail to perform as anticipated, we may experience operational difficulties, increased costs, reputational damage and a loss of business that may have a material adverse effect on our financial condition or results of operations. By utilizing third parties to perform certain business and administrative functions, we may be exposed to greater risk of cyber-attacks and data security breaches. Any breach of data security could damage our reputation and/or result in monetary damages, which, in turn, could have a material adverse effect on our financial condition or results of operations.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering to us will be approximately $37.0 million (or $42.7 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and other estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering to fund future acquisitions and for general corporate purposes. We currently have no definitive agreements or arrangements regarding any future acquisitions.

 Dilution

        If you purchase our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value (deficit) per share of our common stock immediately after this offering.

        Our net tangible book value (deficit) at March 31, 2017 was approximately $(61.9) million, or $(3.37) per share, based on 18,391,917 shares of our common stock outstanding as of that date. Net tangible book value (deficit) per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of our common stock outstanding.

        After giving effect to the sale of 1,860,465 shares of common stock by us the public offering price of $21.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of March 31, 2017 would have been $(24.9) million, or $(1.23) per share. This represents an immediate increase in the net tangible book value (deficit) of $2.14 per share to existing stockholders and immediate dilution of $22.73 per share to investors in this offering, as illustrated by the following table:

Public offering price per share		$21.50
Net tangible book value (deficit) per share as of March 31, 2017	$(3.37)
Increase in as adjusted net tangible book value (deficit) per share attributable to investors participating in this offering	2.14

As adjusted net tangible book value (deficit) per share after giving effect to this offering		(1.23)

Dilution per share to investors in this offering		$22.73

        If the underwriter exercises in full its option to purchase 279,069 of additional shares from us at the public offering price of $21.50 per share, the as adjusted net tangible book value (deficit) per share after this offering would be $(0.94) per share, the increase in as adjusted net tangible book value (deficit) per share to existing stockholders would be $2.43 per share and the dilution to new investors purchasing shares in this offering would be $22.44 per share.

        For purposes of the above calculation, the number of shares of common stock to be outstanding after this offering is based on 18,391,917 shares outstanding on March 31, 2017.

 MATERIAL U.S. FEDERAL ESTATE AND INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases shares issued pursuant to this offering and holds our common stock as a capital asset (generally, property held for investment), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a non-U.S. holder in light of the non-U.S. holder's particular investment or other circumstances. Accordingly, all prospective non-U.S. holders should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

        This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock as described in this summary. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        As used in this summary, the term "non-U.S. holder" means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

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  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust, if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder's individual circumstances, nor does it address any estate, generation-skipping or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or the applicability of any particular tax treaty. This summary also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address any special tax rules that may apply to particular non-U.S. holders, such as:

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  banks, other financial institutions, insurance companies, governmental organizations, tax-exempt organizations, pension plans, brokers, dealers or traders in stocks, securities or currencies, certain former citizens and former long-term residents of the United States, controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, passive foreign investment companies or beneficial owners of non-U.S. holders;

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  non-U.S. holders subject to the alternative minimum tax or the Medicare contribution tax, non-U.S. holders who own or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation;

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  non-U.S. holders holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security; or

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  non-U.S. holders that at any time own, directly, indirectly or constructively, 5% or more of our outstanding common stock.

        In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or partners in such partnerships. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner of the partnership may depend upon the status of the partner and the activities of the partnership. Such partnerships and partners should consult their tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock that are applicable to them.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate, generation-skipping or gift tax rules or under the laws of any State of the United States or any local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

Distributions

        Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a return of your investment and will first reduce your tax basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then any remaining excess will be treated as gain from the sale of that stock, subject to the tax treatment described below in "Sale or Other Taxable Disposition." Any such distribution will also be subject to the discussion below under the heading "FATCA."

        The gross amounts of cash distributions on our common stock paid to you that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30%, or a lower rate under an applicable income tax treaty. In order to claim the benefit of an applicable income tax treaty, you will generally be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. These forms may be required to be periodically updated. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock. If you are eligible for a reduced rate of withholding of U.S. federal income tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. You should consult your tax advisor regarding your potential entitlement to benefits under a relevant income tax treaty and the manner of claiming the benefits.

        Notwithstanding the above, dividends paid on our common stock that are effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States, will be taxed on a net income basis at the regular graduated rates generally applicable to United States persons. In that case, withholding of U.S. federal income tax discussed above will not apply if you provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. In addition, if you are treated as a corporation for U.S. federal income tax purposes, you may be subject to a "branch profits tax" at a 30% rate, or a lower rate under an applicable income tax treaty, on your earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with your conduct of a trade or business within the United States, subject to adjustments.

Sale or Other Taxable Disposition

        Subject to the discussions of backup withholding and FATCA below, you generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on a sale or other disposition of our common stock unless:

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  the gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States; in this case, the gain generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if you are treated as a corporation for U.S. federal income tax purposes, the "branch profits tax" described above may also apply;

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  you are an individual who is present in the United States at least 183 days in the taxable year of the disposition, and meet certain other requirements, in which case, except as otherwise provided by an applicable income tax treaty, the gain (which may be offset by certain U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax; or

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  we are or have been a "U.S. real property holding corporation" or "USRPHC" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock.

        Generally, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will not be treated as United States real property interests (and hence will not be subject to withholding by reason of us otherwise qualifying as a USRPHC) unless you actually, indirectly or constructively hold more than five percent of our outstanding common stock at any time during the applicable period that is specified in the Code.

Information Reporting and Backup Withholding

        The applicable withholding agent generally will be required to report to the IRS and to you the amount of any distributions (whether or not they constitute dividends for U.S. federal income tax purposes) paid to you, your name and address, and the amount of U.S. federal income tax, if any, withheld. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. Payments of dividends or of proceeds on the disposition of stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you: establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8, or otherwise satisfy documentary evidence requirements for establishing that you are not a United States person. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit, provided the required information is timely furnished to the IRS.

FATCA

        Legislation and administrative guidance (commonly referred to as the Foreign Account Tax Compliance Act or "FATCA") generally imposes a U.S. federal withholding tax of 30% on any dividends paid and the gross proceeds of a sale, redemption, or other disposition of our common stock (if such disposition occurs after December 31, 2018), in each case, if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as specifically defined for this purpose) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with either a certification (generally on an IRS Form W-8BEN-E) that it does not have any substantial direct or indirect U.S. owners or identifying each direct and indirect U.S. owner of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. You are encouraged to consult with your own tax advisors regarding the possible implications of this legislation on your investment in our common stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

        We have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC and William Blair & Company, L.L.C. are acting as representatives of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us, less the underwriting discounts and commissions, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC	790,698
William Blair & Company, L.L.C.	790,697
Canaccord Genuity Inc.	279,070

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares for the purpose of covering overallotments made in connection with the offering, if any, described below.

        The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

        We have granted an option to the underwriters to purchase up to 279,069 additional shares of common stock for the purpose of covering overallotments made in connection with the offering, if any, at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The representatives have advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $0.774 per share. After the offering to the public, the offering price and other selling terms may be changed by the representatives.

        The following table summarizes the public offering price per share, total underwriting discount and commission and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters' option to purchase additional shares for the purpose of covering overallotments made in connection with the offering, if any.

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$21.50	$39,999,997.50	$45,999,981.00
Underwriting discounts and commissions	$1.29	$2,399,999.85	$2,759,998.86
Proceeds, before expenses, to us	$20.21	$37,599,997.65	$43,239,982.14

        We estimate that the total expenses of the offering, excluding the underwriting discount and commissions, will be approximately $570,000, which includes $110,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred by them in connection with this offering. In addition, we retained Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC to act as our financial advisors in connection with this offering for which we will pay each of them an advisory fee of $100,000. Neither Roth Capital Partners, LLC nor Craig-Hallum Capital Group LLC will underwrite or purchase any of the securities in this offering.

        We have agreed not to offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock (other than pursuant to employee stock option plans disclosed in this prospectus or pursuant to the conversion of convertible securities in each case outstanding on the date of the underwriting agreement) for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. Our directors and executive officers and certain of our stockholders have agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC.

Price Stabilization, Short Positions

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.

        These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Specifically, the underwriters may sell more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved is not greater than the number of shares that the underwriters' may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the underwriters' option to purchase additional shares. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the option to purchase additional shares. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

        Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including "passive" market making transactions as described below.

        These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market, or otherwise.

        In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on The NASDAQ Global Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

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  a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

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  net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

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  passive market making bids must be identified as such.

        Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

        The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

European Economic Area

        To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

          (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.

Switzerland

        This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the

Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock in Switzerland.

Canada

        The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare, Inc.

Nasdaq Stock Market Quotation

        Our common stock is traded on the Nasdaq Global Market under the symbol "UPLD."

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, counsel to us. Certain legal matters will be passed upon for the underwriters by DLA Piper LLP (US), Austin, Texas, counsel to the Underwriters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings are available to the public at the SEC's website at www.sec.gov. In addition, we maintain a website that contains information about us at www.uplandsoftware.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

INCORPORATION BY REFERENCE

        We are incorporating the following documents into this prospectus supplement by reference, which means that we are disclosing important information to you by referring to documents that contain the information. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede the information in this prospectus supplement until all of the shares of common stock offered under this prospectus supplement are sold. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 30, 2017;

  •
  the information responsive to Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 provided in our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Shareholders, filed with the SEC on April 28, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 12, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on January 11, 2017, March 9, 2017, April 24, 2017 and May 11, 2017;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 3, 2014, including any amendment or report filed for the purpose of updating such description; and

  •
  all other documents that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that all of the shares of common stock offered under this prospectus supplement are sold.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You may request a copy of any or all of the documents incorporated by reference in this prospectus supplement, at no cost, by writing or calling our offices at the following address:

Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, Texas 78701

PROSPECTUS

$75,000,000

UPLAND SOFTWARE, INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights

        We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

        This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

        We may offer and sell these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

        Our common stock is listed on The NASDAQ Global Market under the symbol "UPLD." On May 15, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $22.30 per share.

        Investing in our securities involves risks. See the section entitled "Risk Factors" included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2017

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $75,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        Unless the context otherwise requires, references in this prospectus to "Upland," "we," "us" and "our" refer to Upland Software, Inc.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

ABOUT UPLAND SOFTWARE, INC.

        We provide cloud-based enterprise work management software. We define enterprise work management software as software that enables organizations to effectively plan, manage, and execute projects and work. Our software applications address enterprise work challenges in the following categories:

  •
  Project & Information Technology (IT) Management.  Enables users to manage their organization's projects, professional workforce, and IT costs.

  •
  Workflow Automation.  Enables users to automate document-intensive workflow business processes across their enterprise and supply chain.

  •
  Digital Engagement.  Enables users to more effectively engage with their customers, prospects, and community via the web and mobile technologies.

        Our subscription agreements are typically sold either on a per-seat basis or on a minimum contracted volume basis with overage fees billed in arrears, depending on the application being sold. Contract terms typically range from one to three years and are prepaid annually in advance. We service customers ranging from large global corporations and government agencies to small- and medium-sized businesses. We have more than 2,500 customers with over 250,000 users across a broad range of industries, including financial services, retail, technology, manufacturing, education, consumer goods, media, telecommunications, government, food and beverage, healthcare, and life sciences.

        Through a series of acquisitions and integrations, we have established a family of software applications under the Upland brand. To support continued growth, we intend to pursue acquisitions of complementary technologies, products and businesses. This will expand our product families, and customer base and market access resulting in increased benefits of scale. We will prioritize acquisitions within the product categories we currently serve, including Project & IT Management, Workflow Automation, and Digital Engagement.

        We completed our initial public offering in November 2014 and our common stock is listed on the NASDAQ Global Market under the symbol "UPLD."

        We were incorporated in Delaware in 2010. Our principal executive offices are located at 401 Congress Avenue, Suite 1850, Austin, TX 78701, and our telephone number is (855) 944-7526.

FORWARD-LOOKING STATEMENTS

        When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading "Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

        These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

        We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

        As used in this section only, "we," "us" and "our" refer to Upland Software, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

  •
  the title of those debt securities;

  •
  any limit on the aggregate principal amount of that series of debt securities;

  •
  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

  •
  the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  the period or periods within which, the price or prices at which and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

  •
  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  •
  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

  •
  the denominations in which those debt securities will be issuable;

  •
  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  •
  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

  •
  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

  •
  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  •
  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

  •
  the nature and terms of any security for any secured debt securities;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

  •
  any other specific terms of any debt securities.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  •
  failure to pay interest for 30 days after the date payment is due and payable;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

  •
  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

  •
  failure to perform other covenants for 60 days after notice that performance was required;

  •
  certain events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

  •
  evidence the assumption by a successor entity of our obligations;

  •
  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

  •
  add any additional events of default;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  add guarantees with respect to or secure any debt securities;

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

  •
  cure any ambiguity or correct any inconsistency or defect in the indenture;

  •
  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

  •
  change the currency in which the principal, and any premium or interest, is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        This section describes the general terms and provisions of the shares of our common stock, par value of $0.0001 per share, and preferred stock, par value of $0.0001 per share. This description is only a summary. Our restated certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our restated certificate of incorporation and our bylaws for additional information before you buy any of our common stock, preferred stock or other securities. See "Where You Can Find More Information."

Common Stock

        We are authorized to issue 50,000,000 shares of common stock. As of December 31, 2016, there were 17,785,288 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        We are authorized to issue 5,000,000 shares of preferred stock. As of December 31, 2016, no shares of preferred stock were issued and outstanding. We may issue preferred stock, in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

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  the distinctive designation of each series and the number of shares that will constitute the series;

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  the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

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  the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

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  the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

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  the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

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  any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

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  the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

        The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

        The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Certain Provisions of Delaware Law and of the Charter and Bylaws

        The provisions of Delaware law, our restated certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

        Delaware Law.    We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, those provisions prohibit a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or after the date the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Charter and Bylaws.    Our restated certificate of incorporation and bylaws provide that:

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  our bylaws may be amended or repealed only by a two-thirds vote of our board of directors or a two-thirds stockholder vote;

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  no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

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  stockholders may not call special meetings of the stockholders or fill vacancies on the board;

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  the approval of holders of two-thirds of the shares entitled to vote at an election of directors is required to amend or repeal the provisions of our certificate of incorporation regarding the inability of stockholders to take action by written consent;

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  our board of directors is authorized to issue preferred stock without stockholder approval; and

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  we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare, Inc.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

        If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

        The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

        If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

        When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

        We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

        We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

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  the depositary has redeemed all related outstanding depositary shares, or

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  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary's obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

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  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

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  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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  the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of certain federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

        We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

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  the title of the rights;

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  the date of determining the stockholders entitled to the rights distribution;

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  the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

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  the exercise price;

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  the aggregate number of rights issued;

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  the date, if any, on and after which the rights will be separately transferable;

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  the date on which the right to exercise the rights will commence and the date on which the right will expire; and

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  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

FORMS OF SECURITIES

        Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the securities represented by the registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the securities in definitive form; and

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  will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in "street name." We also expect that any of these payments will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the proceeds to us from the sale;

  •
  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        Our common stock is currently listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

        The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

        The consolidated financial statements of Upland Software, Inc., incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is

http://www.sec.gov. The information on the SEC's website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

  •
  our Current Reports on Form 8-K filed on January 11, 2017, March 9, 2017, March 23, 2017, April 24, 2017 and May 11, 2017; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 3, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Upland Software, Inc., 401 Congress Avenue, Suite 1850, Austin, TX 78701, telephone (512) 960-1031. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

1,860,465 Shares
Common Stock

PROSPECTUS SUPPLEMENT
June 7, 2017

Joint Book-Running Managers

Needham & Company	William Blair

Co-Manager

Canaccord Genuity